AMERICAN FINANCIAL CORPORATION

             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


    The following is a list of subsidiaries of AFC at December 31, 1997. All corporations are subsidiaries of AFC and, if indented, subsidiaries of the company under which they are listed.

                                                                  Percentage of
                                                     State of     Common Equity
Name of Company                                     Incorporation    Ownership
American Premier Underwriters, Inc.                   Pennsylvania      81%
  Pennsylvania Company                                Delaware         100
    Atlanta Casualty Company                          Illinois         100
    Infinity Insurance Company                        Indiana          100
     Leader National Insurance Company                Ohio             100
   Republic Indemnity Company of America              California       100
   Windsor Insurance Company                          Indiana          100
Great American Holding Corporation                    Ohio             100
  Great American Insurance Company                    Ohio             100
    American Annuity Group, Inc.                      Delaware          81
      AAG Holding Company, Inc.                       Ohio             100
        Great American Life Insurance Company         Ohio             100
          Loyal American Life Insurance Company       Alabama          100
          Prairie National Life Insurance Company     South Dakota     100
            American Memorial Life Insurance Company  South Dakota     100
        American Annuity Group Capital Trust I        Delaware         100
        American Annuity Group Capital Trust II       Delaware         100
        American Annuity Group Capital Trust III      Delaware         100
    American Empire Surplus Lines Insurance Company   Delaware         100
    American National Fire Insurance Company          New York         100
    Brothers Property Corporation                     Ohio              80
    Mid-Continent Casualty Company                    Oklahoma         100
    Stonewall Insurance Company                       Alabama          100
    Transport Insurance Company                       Ohio             100

    The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

    See Part I, Item 1 of this Report for a description of certain companies in which AFC owns a significant portion and accounts for under the equity method.

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